Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-176656, No. 333-144231, No. 333-131975, No. 333-123652, No. 333-122580, No. 333-181371 and No. 333-189138) and Forms S-8 (No. 333-107266, No. 333-111022, No. 333-146251, No. 333-146296, No. 333-145068, No. 333-122275, No. 333-184186 and No. 333-198972) of Lions Gate Entertainment Corp. of our report dated December 22, 2014 relating to the financial statements of Studio 3 Partners LLC, which appears in the Current Report on Form 8-K of Lions Gate Entertainment Corp. dated March 13, 2015.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 13, 2015